Exhibit 32.1

CERTIFICATION

(1)	In connection with the periodic report of Immune Therapeutics, Inc. (the “Company”) on Form 10-Q for the quarter ending March 31, 2019 as filed with the Securities and Exchange Commission (the “Report”), we, Noreen Griffin, Chief Executive Officer (Principal Executive Officer) and Peter Aronstam, Chief Financial Officer (Principal Financial and Accounting Officer) of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of our knowledge:1) The Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Date: May 20, 2019	By:	/s/ Noreen Griffin
Noreen Griffin
Chief Executive Officer
(Principal Executive Officer)

	By:	/s/ Peter Aronstam
Peter Aronstam
Chief Financial Officer
(Principal Financial and Accounting Officer)